News Release

Skilled Healthcare Group Extends Maturity of Revolving Line of Credit to 2012

FOOTHILL RANCH, Calif.—April 29, 2009—Skilled Healthcare Group, Inc. (NYSE: SKH) today announced that it has entered into an amendment to extend the maturity of the revolving loan commitments under its second amended and restated first lien credit agreement from June 15, 2010 to June 15, 2012. Pursuant to this amendment, the Company’s revolving line of credit will have a capacity of $135 million through June 15, 2010, and will reduce to $124 million, thereafter, until its maturity on June 15, 2012. The revolving loan will maintain current interest rates, at our election, of LIBOR plus 2.75% or prime plus 1.75%, and, as of March 31, 2009, it had an outstanding balance of $93 million.

Boyd Hendrickson, Chairman and CEO noted, “We are pleased to have extended the revolving loan for another two years which we believe provides the Company with sufficient liquidity and low interest rate spreads.  Given the current capital environment, we believe this is a significant accomplishment for the Company and a strong statement of confidence from our lenders.  We believe that this capital will enable us to further enhance stockholder value and continue our growth strategy. Although we are incurring upfront fees and expenses totaling approximately $8 million on the extension, we are maintaining existing 2009 guidance that we provided in February 2009, in conjunction with our 2008 results.”

About Skilled Healthcare Group, Inc.
Skilled Healthcare Group, Inc. companies operate skilled nursing and assisted living facilities as well as provide rehabilitation therapy and hospice services, which focus on creating a culture that attracts and retains an innovative, caring and ethical team that provides high-quality care to patients, and has a strong reputation for treating patients who require a high level of skilled nursing care and extensive rehabilitation therapy. Unless the context indicates otherwise, references made in this release to Skilled Healthcare, the “company”, “we”, “us” and “our” refer to Skilled Healthcare Group, Inc. and each of its companies. More information about Skilled Healthcare Group is available at its website located at www.skilledhealthcaregroup.com.

Forward-Looking Statements
Certain statements in this release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements in connection with or related to Skilled Healthcare’s future operations and any other statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, but are not limited to, Mr. Hendrickson’s statements regarding the extension of the revolving loan, the Company’s liquidity needs, stockholder value enhancement, overall strategy for growth and 2009 guidance. These forward-looking statements are based on current expectations and projections about future events and are subject to uncertainty and changes in circumstance.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Skilled Healthcare Group, Inc. may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the factors described in Skilled Healthcare Group, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein). Any forward-looking statements are made only as of the date of this release. Skilled Healthcare Group, Inc. disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements.

Investor Contact:
Skilled Healthcare Group, Inc.
Dev Ghose or Shelly Hubbard
(949) 282-5800